AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2003
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM F-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           ICON PUBLIC LIMITED COMPANY
             (Exact name of Registrant as specified in its charter)


            IRELAND                                  NOT APPLICABLE
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                 ICON plc
        SOUTH COUNTY BUSINESS PARK,                CT CORPORATION SYSTEM
         LEOPARDSTOWN, DUBLIN 18,                    111 EIGHTH AVENUE
                  IRELAND                        NEW YORK, NEW YORK 10011
             (353) 1-216-1100                         (212) 894-8581
     (Address and telephone number of      (Name, address and telephone number
Registrant's principal executive offices)          of agent for service)

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                                   COPIES TO:

           SEAN LEECH                        WILLIAM M. HARTNETT, ESQ.                KATHRYN A. CAMPBELL, ESQ.
CHIEF FINANCIAL OFFICER ICON plc              CAHILL GORDON & REINDEL                  SULLIVAN & CROMWELL LLP
   SOUTH COUNTY BUSINESS PARK                     80 PINE STREET                          1 NEW FETTER LANE
LEOPARDSTOWN, DUBLIN 18, IRELAND             NEW YORK, NEW YORK 10005                 LONDON EC4A 1AN, ENGLAND
        (353) 1-216-1100                          (212) 701-3000                          (44 20) 7959 8900

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      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:
[X] Registration No. 333-102893

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE         OFFERING PRICE         AGGREGATE OFFERING         AMOUNT OF
         TO BE REGISTERED                    REGISTERED             PER SHARE                  PRICE           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
  ORDINARY SHARES,
    PAR VALUE 6 EURO CENT EACH (1)             212,455               $32.25                 $6,851,674             $554.30
===============================================================================================================================

(1) American Depositary Shares ("ADSs") evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares of par value (euro) 0.06 each (the "Ordinary Shares") of ICON plc have been registered on a separate registration statement on Form F-6, Registration No. 333-13442. Each ADS represents one Ordinary Share.

                                   ----------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
       SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
    WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
        REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
           COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE

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


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          This Registration statement is filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by ICON PUBLIC LIMITED COMPANY (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement hereby incorporates by reference the contents of the Company's Registration Statement on Form F-3 (File No. 333-102893), including all exhibits thereto.

                                    EXHIBITS

          In addition to the exhibits incorporated by reference from the Company's Registration Statement on Form F-3 (File No. 333-102893), the following exhibits are part of this registration statement and are filed herewith.

EXHIBIT
NUMBER    DISCRIPTION OF DOCUMENT
--------------------------------------------------------------------------------

5.1       Opinion of A&L Goodbody Solicitors.

5.2 Opinion of Cahill Gordon & Reindel LLP as to the validity of the Deposit Agreement.

8.1       Opinion of Cahill Gordon & Reindel LLP as to certain matters of U.S.
          taxation.

8.2 Opinion of KPMG, Tax Advisors, as to certain matters of Irish taxation.

23.1      Consent of KPMG, Chartered Accountants for the Company.

23.2      Consent of A&L Goodbody Solicitors (included in Exhibit 5.1).

23.3 Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2 above).

23.4      Consent of KMPG, Tax Advisors (included in Exhibit 8.2 above).

23.5 Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.2 above).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 6th day of August, 2003.

                                               ICON PLC


                                               By: /s/ Sean Leech
                                               ---------------------------------
                                                       Sean Leech
                                                       Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities on the 6th day of August, 2003.

NAME                                           CAPACITY

  *                                     Chairman of the Board
-------------------------------
Dr. John Climax

  *                                     Chief Executive Officer, Director
-------------------------------
Peter Gray

/s/ Sean Leech                          Chief Financial Officer,
-------------------------------         Chief Accounting Officer
Sean Leech

  *                                     Director
-------------------------------
Dr. Ronan Lambe

  *                                     Director
-------------------------------
Thomas Lynch

  *                                     Director
-------------------------------
Edward Roberts

  *                                     Director
-------------------------------
Lee Jones

/s/ William Taaffe                      Authorized Representative
-------------------------------         in the United States
William Taaffe

* Signed by Sean Leech as Attorney-in-Fact.